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[LOGO OF ATLAS CORPORATION APPEARS HERE]

                               ATLAS CORPORATION
                            370 17th St., Suite 3050
                               Denver, CO  80202



NEWS                                          CONTACT:  GARY E. DAVIS, PRESIDENT
FOR IMMEDIATE RELEASE                                             (303) 629-2440


         ATLAS CORPORATION AND MSV RESOURCES INC. BUSINESS COMBINATION
                     _____________________________________

  Denver, CO, April 10, 1996 -- We have been advised that there have been
changes in the directors and management of MSV Resources Inc.   Atlas believes
that as a result of these changes, it is unlikely that the previously announced business combination between Atlas and MSV will proceed. Atlas considers certain actions by MSV to constitute a breach of the publicly announced Agreement of March 5, 1996 between Atlas and MSV. Atlas intends to explore all available avenues of legal redress.



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